UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 14, 2005

21st Century Insurance Group

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6964	95-1935264

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

6301 Owensmouth Avenue Woodland Hills, California (Address of Principal Executive Offices)	91367 (Zip Code)

Registrant’s telephone number, including area code	(818) 704-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2005, 21st Century Insurance Group, a Delaware corporation (the “Company”), entered into a Retention Agreement (the “Agreement”) with Bruce W. Marlow, the Company’s President and Chief Executive Officer, which Agreement became binding on September 14, 2005.

The Agreement, with certain exceptions and limitations, requires the Company to do the following in the event that Mr. Marlow is terminated without Cause or resigns with Good Reason (as defined in the Agreement) or in the event that a successor to the Company or an affiliate of the Company to which the officer is transferred fails to assume the Agreement:
•	pay to Mr. Marlow a cash lump sum equal to 3.5 times his annual base salary;
•
vest all of Mr. Marlow’s stock options, waive the 90 day post-termination provisions in his stock option agreements, and allow certain options to be exercisable for their full remaining term, subject to a 5 year maximum; and

•	provide to Mr. Marlow and his spouse and dependents for 30 months all life, disability, accident and health benefits at substantially similar benefit levels.
•	if Mr. Marlow is entitled to and actually receives severance benefits payable under the Company’s Executive Severance Plan, he is not entitled to benefits under the Agreement.

The Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01.	Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Retention Agreement, entered into as of September 14, 2005, between 21st Century Insurance Group, 21st Century Insurance Company and Bruce W. Marlow

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY INSURANCE GROUP

Date: September 19, 2005	By:	/s/ Michael J. Cassanego
Name: Michael J. Cassanego
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retention Agreement, entered into as of September 14, 2005, between 21st Century Insurance Group, 21st Century Insurance Company and Bruce W. Marlow